Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of PolyOne Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Richard J. Diemer, Jr., Lisa K. Kunkle and Daniel J. O’Bryon, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statements on Form S-4 relating to the registration of the Company’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys, and any of them, and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed this 23rd day of August, 2013.

/s/ Stephen D. Newlin	/s/ Richard J. Diemer, Jr.
Stephen D. Newlin	Richard J. Diemer, Jr.
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Sandra Beach Lin	/s/ Carol A. Cartwright
Sandra Beach Lin	Carol A. Cartwright
Director	Director

/s/ Richard H. Fearon	/s/ Gregory J. Goff
Richard H. Fearon	Gregory J. Goff
Director	Director

/s/ Gordon D. Harnett	/s/ Richard A. Lorraine
Gordon D. Harnett	Richard A. Lorraine
Director	Director

/s/ William H. Powell	/s/ Farah M. Walters
William H. Powell	Farah M. Walters
Director	Director

/s/ William A. Wulfsohn
William A. Wulfsohn
Director